www.valaris.com	Press Release

Valaris Reports First Quarter 2025 Results

Hamilton, Bermuda, April 30, 2025… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported first quarter 2025 results.

President and Chief Executive Officer Anton Dibowitz said, “I’d like to thank the entire Valaris team for delivering another quarter of strong operational and financial performance. We continued our track record of providing safe and efficient operations for our customers, delivering revenue efficiency of 96% as well as meaningful EBITDA and free cash flow during the quarter.”

Dibowitz added, “We are also successfully executing our commercial strategy by securing attractive, long-term contracts for our high-specification fleet. The recent award for drillship VALARIS DS-10 offshore West Africa enhances our presence in a key deepwater region. Additionally, since the beginning of the year, we’ve had meaningful contracting success across our shallow-water fleet, including contracts for jackups in the Middle East, the North Sea, Australia and Trinidad. We remain actively engaged with customers for additional contracting opportunities in 2026 and beyond.”

Dibowitz concluded, “While macroeconomic uncertainty has increased recently, we expect offshore production will continue to play a vital role in meeting the world's energy needs and will be an important part of our customers' portfolios going forward. Given our high-quality fleet and operational performance, we believe Valaris is well positioned to secure additional contracts which, paired with our prudent fleet management, will further support our earnings and cash flow.”

Financial and Operational Highlights

•Total operating revenues of $621 million, with revenue efficiency of 96%;
•Net loss of $39 million, inclusive of $167 million of discrete tax expense;
•Adjusted EBITDA of $181 million;
•Generated $156 million of cash from operating activities and $74 million of Adjusted Free Cash Flow;
•Secured approximately $1.0 billion of new contract backlog since February's fleet status report, increasing total backlog by nearly 20% to more than $4.2 billion;
•Recognized by the International Association of Drilling Contractors ("IADC") North Sea Chapter with its 2024 Best Safety Performance Award for Jackup Rigs; and
•Sold semisubmersibles VALARIS DPS-3, DPS-5 and DPS-6 for recycling in April.

First Quarter Review

Net loss of $39 million compared to net income of $131 million in the fourth quarter 2024. Net loss included tax expense of $194 million, which is further described below, compared to a tax benefit of $7 million in the fourth quarter. Adjusted EBITDA increased to $181 million from $142 million in the fourth quarter primarily due to higher revenues for the floater fleet.

Revenues exclusive of reimbursable items increased to $578 million from $548 million in the fourth quarter 2024 primarily due to more operating days and higher average daily revenue for the floater fleet.

Exclusive of reimbursable items, contract drilling expense decreased to $374 million from $381 million in the fourth quarter 2024 primarily due to a non-cash accrual associated with a legal matter in the fourth quarter, partially offset by higher costs for the floater fleet associated with more operating days.

First quarter 2025 included an $8 million loss on impairment related to our decision to retire semisubmersibles VALARIS DPS-3, DPS-5 and DPS-6 during the quarter. General and administrative expense decreased to $24 million from $27 million in the fourth quarter 2024 primarily due to lower professional fees.

Other income increased to $11 million from $5 million in the fourth quarter 2024 primarily due to a gain on the sale of assets, including jackup VALARIS 75, partially offset by foreign currency exchange losses compared to gains in the fourth quarter.

Tax expense was $194 million compared to tax benefit of $7 million in the fourth quarter 2024. The first quarter 2025 tax provision included $167 million of discrete tax expense, which was primarily attributable to the establishment of a valuation allowance on deferred tax assets in a certain operating jurisdiction in connection with our decision to retire three semisubmersibles during the quarter. The fourth quarter tax provision included $16 million of discrete tax benefit, which was primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete tax items, tax expense increased to $27 million from $9 million in the fourth quarter.

Capital expenditures decreased to $100 million from $112 million in the fourth quarter 2024 primarily due to VALARIS DS-4 undergoing a shipyard upgrade project during the fourth quarter as well as lower maintenance capital expenditures in the first quarter.

Cash and cash equivalents and restricted cash increased to $454 million as of March 31, 2025, from $381 million as of December 31, 2024. The increase was primarily due to cash flow from operations and asset sales, partially offset by capital expenditures.

First Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items increased to $356 million from $328 million in the fourth quarter 2024 due to more operating days and higher average daily revenue. The increase in operating days was primarily due to VALARIS DS-4 commencing a new contract offshore Brazil late in the fourth quarter, partially offset by VALARIS DS-12 completing a contract offshore Egypt in the first quarter. The increase in average daily revenue was primarily driven by VALARIS DS-15 commencing a new higher day rate contract offshore Brazil late in the fourth quarter.

Exclusive of reimbursable items, contract drilling expense decreased to $204 million from $211 million in the fourth quarter 2024. The decrease was primarily due to a non-cash accrual associated with a legal matter in the fourth quarter, partially offset by higher expense for VALARIS DS-4 following the rig's return to work as costs were capitalized during its shipyard upgrade project during the fourth quarter.

Jackups

Revenues exclusive of reimbursable items decreased to $186 million from $188 million in the fourth quarter 2024 primarily due to fewer operating days, including for planned repairs on VALARIS 249, partially offset by higher average daily revenues.

Exclusive of reimbursable items, contract drilling expense increased to $117 million from $114 million in the fourth quarter 2024 primarily due to an increase in repair costs associated with VALARIS 249.

ARO Drilling

Revenues decreased to $135 million from $136 million in the fourth quarter 2024. Contract drilling expense increased to $86 million from $82 million in the fourth quarter primarily due to higher bareboat charter expense.

Other

Revenues exclusive of reimbursable items increased to $36 million from $33 million in the fourth quarter 2024 primarily due to higher bareboat charter revenue from rigs leased to ARO, reflecting fewer out of service days for planned maintenance. Exclusive of reimbursable items, contract drilling expense decreased to $16 million from $18 million in the fourth quarter primarily due to lower survey costs associated with rigs leased to ARO.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q1 2025	Q4 2024	Chg	Q1 2025	Q4 2024	Chg	Q1 2025	Q4 2024	Chg	Q1 2025	Q4 2024	Chg	Q1 2025	Q4 2024	Q1 2025	Q4 2024	Chg

Operating revenues:
Revenues (exclusive of reimbursable revenues)	$356.0	$327.7	9%	$185.9	$187.8	(1)%	$134.7	$136.3	(1)%	$35.9	$32.5	10%	$(134.7)	$(136.3)	$577.8	$548.0	5%
Reimbursable revenues	8.9	15.7	(43)%	27.7	15.3	81%	—	—	—%	6.3	5.4	17%	—	—	42.9	36.4	18%
Total operating revenues	364.9	343.4	6%	213.6	203.1	5%	134.7	136.3	(1)%	42.2	37.9	11%	(134.7)	(136.3)	620.7	584.4	6%
Operating expenses
Contract drilling (exclusive of depreciation and reimbursable expense)	204.0	210.9	3%	116.7	113.9	(2)%	85.6	81.5	(5)%	16.0	17.6	9%	(48.3)	(43.4)	374.0	380.5	2%
Reimbursable expenses	8.3	15.8	47%	26.4	13.7	(93)%	—	—	—%	6.3	5.3	(19)%	—	—	41.0	34.8	(18)%
Total contract drilling (exclusive of depreciation)	212.3	226.7	6%	143.1	127.6	(12)%	85.6	81.5	(5)%	22.3	22.9	3%	(48.3)	(43.4)	415.0	415.3	—%
Loss on impairment	7.8	—	—%	—	—	—%	—	—	—%	—	—	—%	—	—	7.8	—	—%
Depreciation	14.2	16.0	11%	12.7	12.3	(3)%	29.5	29.4	—%	2.8	2.8	—%	(26.1)	(26.6)	33.1	33.9	2%
General and admin.	—	—	—%	—	—	—%	6.3	7.5	16%	—	—	—%	18.1	19.2	24.4	26.7	9%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	2.6	10.7	2.6	10.7	(76)%
Operating income	$130.6	$100.7	30%	$57.8	$63.2	(9)%	$13.3	$17.9	(26)%	$17.1	$12.2	40%	$(75.8)	$(74.8)	$143.0	$119.2	20%

Net income (loss)	$129.9	$102.4	27%	$81.7	$64.0	28%	$(1.0)	$15.1	nm	$17.1	$13.2	30%	$(266.9)	$(64.1)	$(39.2)	$130.6	nm

Adjusted EBITDA	$152.6	$116.7	31%	$70.5	$75.5	(7)%	$42.8	$47.3	(10)%	$19.9	$15.0	33%	$(104.5)	$(112.1)	$181.3	$142.4	27%
nm - Not meaningful

(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

As previously announced, Valaris will hold its first quarter 2025 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Thursday, May 1, 2025.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including changing tariff policies, trade disputes, inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting financial markets and the banking system, changing tariff policies, trade disputes, and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard upgrade, repair, maintenance, enhancement or rig reactivation; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; the use of artificial intelligence by us, third-party service providers or our competitors; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues)	$577.8	$548.0	$599.9	$572.8	$491.2
Reimbursable revenues	42.9	36.4	43.2	37.3	33.8
Total operating revenues	620.7	584.4	643.1	610.1	525.0

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	374.0	380.5	422.6	402.9	412.5
Reimbursable expenses	41.0	34.8	39.5	35.8	32.3
Total contract drilling expenses (exclusive of depreciation)	415.0	415.3	462.1	438.7	444.8
Loss on impairment	7.8	—	—	—	—
Depreciation	33.1	33.9	31.7	29.7	26.8
General and administrative	24.4	26.7	30.6	32.5	26.5
Total operating expenses	480.3	475.9	524.4	500.9	498.1
EQUITY IN EARNINGS (LOSSES) OF ARO	2.6	10.7	(23.8)	(0.3)	2.4
OPERATING INCOME	143.0	119.2	94.9	108.9	29.3

OTHER INCOME (EXPENSE)
Interest income	14.4	16.6	17.5	31.0	21.0
Interest expense, net	(24.3)	(22.1)	(22.4)	(22.6)	(17.7)
Other, net	21.2	10.1	(2.8)	3.5	5.8
Total other income (expense)	11.3	4.6	(7.7)	11.9	9.1

INCOME BEFORE INCOME TAXES	154.3	123.8	87.2	120.8	38.4

PROVISION (BENEFIT) FOR INCOME TAXES	193.5	(6.8)	24.3	(30.0)	12.9

NET INCOME (LOSS)	(39.2)	130.6	62.9	150.8	25.5

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1.3	3.1	1.7	(1.2)	—

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$(37.9)	$133.7	$64.6	$149.6	$25.5

EARNINGS (LOSS) PER SHARE
Basic	$(0.53)	$1.88	$0.89	$2.07	$0.35
Diluted	$(0.53)	$1.88	$0.88	$2.03	$0.35
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	71.0	71.1	72.4	72.4	72.4
Diluted	71.0	71.2	73.2	73.7	73.6

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$441.4	$368.2	$379.3	$398.3	$494.1
Restricted cash	12.3	12.3	12.9	12.0	15.0
Accounts receivable, net	557.7	571.2	555.8	631.7	510.9
Assets held for sale	7.0	—	—	—	—
Other current assets	139.4	127.0	163.5	182.6	177.6
Total current assets	$1,157.8	$1,078.7	$1,111.5	$1,224.6	$1,197.6

PROPERTY AND EQUIPMENT, NET	1,977.1	1,932.9	1,842.7	1,809.4	1,732.3

LONG-TERM NOTES RECEIVABLE FROM ARO	302.3	296.2	265.4	259.2	289.3

INVESTMENT IN ARO	116.0	113.4	102.7	126.5	126.8

DEFERRED TAX ASSETS	679.0	849.5	837.0	841.1	854.8

OTHER ASSETS	154.6	149.1	174.1	154.8	153.6

Total assets	$4,386.8	$4,419.8	$4,333.4	$4,415.6	$4,354.4

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$329.3	$328.5	$303.7	$347.0	$394.2
Accrued liabilities and other	365.3	351.0	388.6	360.6	366.5
Total current liabilities	$694.6	$679.5	$692.3	$707.6	$760.7

LONG-TERM DEBT	1,083.5	1,082.7	1,081.8	1,081.0	1,080.1

DEFERRED TAX LIABILITIES	29.4	30.1	31.1	31.2	31.6

OTHER LIABILITIES	367.8	383.2	404.4	408.4	451.7

TOTAL LIABILITIES	2,175.3	2,175.5	2,209.6	2,228.2	2,324.1

TOTAL EQUITY	2,211.5	2,244.3	2,123.8	2,187.4	2,030.3

Total liabilities and shareholders' equity	$4,386.8	$4,419.8	$4,333.4	$4,415.6	$4,354.4

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
OPERATING ACTIVITIES
Net income (loss)	$(39.2)	$130.6	$62.9	$150.8	$25.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense (benefit)	169.8	(13.5)	3.8	13.5	2.0
Depreciation expense	33.1	33.9	31.7	29.7	26.8
Net (gain) loss on sale of property	(27.1)	(0.1)	0.2	—	0.1
Loss on impairment	7.8	—	—	—	—
Accretion of discount on notes receivable from ARO	(6.1)	(6.2)	(6.2)	(20.6)	(7.0)
Share-based compensation expense	5.6	5.3	7.0	7.4	8.0
Equity in losses (earnings) of ARO	(2.6)	(10.7)	23.8	0.3	(2.4)
Changes in contract liabilities	(17.8)	(18.2)	11.3	(17.8)	(7.0)
Changes in deferred costs	(0.2)	6.7	33.4	(3.0)	2.2
Other	2.3	1.9	0.8	2.4	1.8
Changes in other operating assets and liabilities	35.3	(3.2)	37.8	(147.5)	(21.3)
Contributions to pension plans and other post-retirement benefits	(5.0)	(1.9)	(13.5)	(3.7)	(2.4)
Net cash provided by operating activities	$155.9	$124.6	$193.0	$11.5	$26.3

INVESTING ACTIVITIES
Additions to property and equipment	$(100.2)	$(111.7)	$(81.9)	$(110.2)	$(151.3)
Proceeds from disposition of assets	17.8	2.6	0.1	0.1	—
Net cash used in investing activities	$(82.4)	$(109.1)	$(81.8)	$(110.1)	$(151.3)

FINANCING ACTIVITIES
Payments for tax withholdings for share-based awards	$(0.3)	$(0.2)	$(29.3)	$(0.2)	$(0.2)
Payments for share repurchases	—	(25.0)	(100.0)	—	(1.4)
Other	—	(2.0)	—	—	—
Net cash used in financing activities	$(0.3)	$(27.2)	$(129.3)	$(0.2)	$(1.6)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$73.2	$(11.7)	$(18.1)	$(98.8)	$(126.6)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	380.5	392.2	410.3	509.1	635.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$453.7	$380.5	$392.2	$410.3	$509.1

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
REVENUES
Floaters
Drillships	$317.3	$285.5	$323.9	$291.6	$249.8
Semisubmersibles	38.7	42.2	51.0	78.8	60.0
	$356.0	$327.7	$374.9	$370.4	$309.8
Reimbursable Revenues (1)	8.9	15.7	14.1	13.5	14.6
Total Floaters	$364.9	$343.4	$389.0	$383.9	$324.4

Jackups
Harsh Environment	$106.3	$113.5	$118.7	$87.4	$67.5
Benign Environment	64.8	59.5	58.4	63.8	57.0
Legacy	14.8	14.8	15.5	15.6	14.8
	$185.9	$187.8	$192.6	$166.8	$139.3
Reimbursable Revenues (1)	27.7	15.3	21.1	19.0	13.0
Total Jackups	$213.6	$203.1	$213.7	$185.8	$152.3

Other
Leased and Managed Rigs	$35.9	$32.5	$32.4	$35.6	$42.1
Reimbursable Revenues (1)	6.3	5.4	8.0	4.8	6.2
Total Other	$42.2	$37.9	$40.4	$40.4	$48.3

Total Operating Revenues	$620.7	$584.4	$643.1	$610.1	$525.0

Total Reimbursable Revenues (1)	$42.9	$36.4	$43.2	$37.3	$33.8

Revenues Exclusive of Reimbursable Revenues	$577.8	$548.0	$599.9	$572.8	$491.2

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
ADJUSTED EBITDA (1)
Floaters
Drillships	$145.9	$108.4	$130.9	$91.2	$55.6
Semisubmersibles	6.7	8.3	10.4	35.2	15.4
	$152.6	$116.7	$141.3	$126.4	$71.0

Jackups
Harsh Environment	$38.6	$50.0	$31.4	$36.3	$5.4
Benign Environment	26.6	19.5	20.0	21.3	8.6
Legacy	5.3	6.0	5.6	5.0	4.4
	$70.5	$75.5	$57.0	$62.6	$18.4

Total	$223.1	$192.2	$198.3	$189.0	$89.4

Other
Leased and Managed Rigs	$19.9	$15.0	$18.3	$20.8	$26.1

Total	$243.0	$207.2	$216.6	$209.8	$115.5

Support costs
General and administrative expense	$24.4	$26.7	$30.6	$32.5	$26.5
Onshore support costs	37.3	38.1	35.6	38.4	35.3
	$61.7	$64.8	$66.2	$70.9	$61.8

Valaris Total	$181.3	$142.4	$150.4	$138.9	$53.7

(1)Adjusted EBITDA is earnings before interest, tax, depreciation, amortization and loss on impairment. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Apr 30, 2025	Feb 18, 2025	Oct 30, 2024	Jul 29, 2024	Apr 30, 2024
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,114.7	$1,944.6	$2,289.7	$2,508.3	$2,223.9
Semisubmersibles	56.2	79.4	106.0	122.1	180.7
	$2,170.9	$2,024.0	$2,395.7	$2,630.4	$2,404.6
Jackups
Harsh Environment	$640.5	$614.6	$635.1	$665.0	$607.0
Benign Environment	609.0	527.4	585.2	438.9	449.1
Legacy	160.4	171.0	178.4	189.0	128.8
	$1,409.9	$1,313.0	$1,398.7	$1,292.9	$1,184.9

Total	$3,580.8	$3,337.0	$3,794.4	$3,923.3	$3,589.5

Other
Leased and Managed Rigs	$656.8	$271.5	$310.4	$384.2	$427.7

Valaris Total	$4,237.6	$3,608.5	$4,104.8	$4,307.5	$4,017.2

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$418,000	$405,000	$386,000	$358,000	$328,000
Semisubmersibles	232,000	231,000	247,000	289,000	261,000
	$384,000	$369,000	$359,000	$340,000	$312,000
Jackups
Harsh Environment	$142,000	$139,000	$163,000	$134,000	$123,000
Benign Environment	125,000	109,000	111,000	115,000	103,000
Legacy	82,000	81,000	84,000	85,000	81,000
	$128,000	$121,000	$133,000	$120,000	$108,000

Total	$230,000	$212,000	$228,000	$217,000	$197,000

Other
Leased and Managed Rigs	$44,000	$39,000	$32,000	$37,000	$45,000

Valaris Total	$182,000	$167,000	$171,000	$167,000	$153,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	65%	59%	70%	69%	64%
Semisubmersibles	37%	40%	45%	60%	51%
	57%	54%	63%	66%	61%
Jackups
Harsh Environment	71%	81%	72%	65%	55%
Benign Environment	40%	40%	44%	45%	44%
Legacy	100%	100%	100%	100%	100%
	57%	60%	60%	58%	53%

Total	57%	58%	61%	61%	56%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	64%	65%	69%	69%	64%

Pro Forma Jackups (2)	66%	68%	71%	68%	64%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet. Available days is defined as the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	84%	77%	91%	90%	84%
Semisubmersibles	70%	66%	75%	100%	85%
	81%	74%	87%	92%	84%
Jackups
Harsh Environment	87%	99%	88%	80%	67%
Benign Environment	83%	85%	82%	81%	69%
Legacy	100%	100%	100%	100%	100%
	87%	93%	87%	82%	71%

Total	85%	85%	87%	86%	76%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	88%	89%	90%	90%	82%

Pro Forma Jackups (3)	90%	95%	91%	88%	80%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet. Available days is defined as the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
OPERATING DAYS (1)
Floaters
Drillships	759	704	834	815	761
Semisubmersibles	167	183	206	273	231
	926	887	1,040	1,088	992
Jackups
Harsh Environment	697	816	731	655	549
Benign Environment	519	548	528	552	555
Legacy	180	184	184	182	182
	1,396	1,548	1,443	1,389	1,286

Total	2,322	2,435	2,483	2,477	2,278

Other
Leased and Managed Rigs	810	840	1,012	959	926

Total	3,132	3,275	3,495	3,436	3,204

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
REVENUE EFFICIENCY (1)
Floaters
Drillships	96%	94%	98%	99%	94%
Semisubmersibles	95%	100%	100%	100%	99%
	96%	95%	98%	99%	95%
Jackups
Harsh Environment	94%	99%	93%	99%	100%
Benign Environment	100%	99%	100%	100%	99%
Legacy	100%	100%	100%	100%	100%
	96%	99%	96%	99%	99%

Total	96%	96%	98%	99%	97%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	2	3	3	3	3
	12	13	13	13	13
Jackups
Harsh Environment	9	9	9	9	9
Benign Environment	7	7	7	7	8
Legacy	2	2	2	2	2
	18	18	18	18	19

Total Active Fleet	30	31	31	31	32

Stacked Fleet
Floaters
Drillships	3	3	3	3	3
Semisubmersibles	—	2	2	2	2
	3	5	5	5	5
Jackups
Harsh Environment	2	2	2	2	2
Benign Environment	7	8	6	6	5
	9	10	8	8	7

Total Stacked Fleet	12	15	13	13	12

Held For Sale(2)
Semisubmersibles	3	—	—	—	—

Leased Rigs (3)
Jackups
Harsh Environment	1	1	1	1	1
Benign Environment	6	6	8	8	8
Total Leased Rigs	7	7	9	9	9

Total	52	53	53	53	53

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.
(2)Represents VALARIS DPS-5, VALARIS DPS-3 and VALARIS DPS-6, which were classified as held for sale as of March 31, 2025.
(3)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Revenues	$134.7	$136.3	$113.7	$124.2	$138.3
Operating expenses
Contract drilling (exclusive of depreciation)	85.6	81.5	93.8	94.1	98.3
Loss on impairment	—	—	28.4	—	—
Depreciation	29.5	29.4	21.1	19.7	19.0
General and administrative	6.3	7.5	4.9	5.5	5.8
Operating income (loss)	13.3	17.9	(34.5)	4.9	15.2
Other expense, net	15.2	13.7	15.3	13.4	13.1
Provision (benefit) for income taxes	(0.9)	(10.9)	4.2	(1.8)	3.7
Net income (loss)	$(1.0)	$15.1	$(54.0)	$(6.7)	$(1.6)

ARO Adjusted EBITDA	$42.8	$47.3	$15.0	$24.6	$34.2

ARO Drilling condensed income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Apr 30, 2025	Feb 18, 2025	Oct 30, 2024	Jul 29, 2024	Apr 30, 2024
CONTRACT BACKLOG (1)
Owned Rigs	$1,054.4	$1,124.9	$1,236.9	$1,322.9	$1,398.9
Leased Rigs	1,440.9	298.0	344.4	510.4	583.3
Total	$2,495.3	$1,422.9	$1,581.3	$1,833.3	$1,982.2
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
AVERAGE DAILY REVENUE (1)
Owned Rigs	$111,000	$112,000	$109,000	$104,000	$105,000
Leased Rigs (2)	102,000	100,000	98,000	101,000	99,000
Total	$108,000	$109,000	$103,000	$102,000	$102,000

UTILIZATION (3)
Owned Rigs	92%	89%	62%	77%	91%
Leased Rigs (2)	80%	77%	71%	86%	93%
Total	87%	84%	66%	82%	92%

REVENUE EFFICIENCY (4)
Owned Rigs	97%	94%	70%	90%	98%
Leased Rigs (2)	80%	77%	70%	91%	99%
Total	90%	87%	70%	91%	98%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	9	8
Leased Rigs (2)	7	7	9	9	9
Total	16	16	18	18	17

OPERATING DAYS (5)
Owned Rigs	748	739	510	561	664
Leased Rigs (2)	503	509	590	657	692
Total	1,251	1,248	1,100	1,218	1,356
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted Free Cash Flow, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, depreciation expense and loss on impairment. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its first quarter 2025 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Valaris defines "Adjusted Free Cash Flow" as net cash provided by operating activities less capital expenditures plus proceeds from the disposition of assets. Adjusted Free Cash Flow is a non-GAAP measure that our management uses to assess the cash generation of our fleet, including proceeds from the sale of assets, and deducting operating expenses and capital expenditures to maintain and upgrade our assets. We believe that this measure is useful to investors and analysts in allowing for greater transparency of the cash generation of our business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024

VALARIS
Net income (loss)	$(39.2)	$130.6
Add (subtract):
Income tax expense (benefit)	193.5	(6.8)
Gain on sale of property	(27.1)	(0.1)
Interest expense, net	24.3	22.1
Other income	(8.5)	(26.6)
Operating income	$143.0	$119.2
Add (subtract):
Depreciation	33.1	33.9
Loss on impairment	7.8	—
Equity in earnings of ARO	(2.6)	(10.7)
Adjusted EBITDA	$181.3	$142.4

A reconciliation of net income (loss) as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024

ARO
Net income (loss)	$(1.0)	$15.1
Add (subtract):
Income tax benefit	(0.9)	(10.9)
Other expense, net	15.2	13.7
Operating income	$13.3	$17.9
Add:
Depreciation expense	29.5	29.4
ARO Adjusted EBITDA	$42.8	$47.3

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024
FLOATERS
Net income	$129.9	$102.4
Add (subtract):
Other (income) expense	0.7	(1.7)
Operating income	$130.6	$100.7
Add:
Depreciation	14.2	16.0
Loss on Impairment	7.8	—
Adjusted EBITDA	$152.6	$116.7

JACKUPS
Net income	$81.7	$64.0
Subtract:
Gain on sale of property	(23.0)	—
Other income	(0.9)	(0.8)
Operating income	$57.8	$63.2
Add:
Depreciation	12.7	12.3
Adjusted EBITDA	$70.5	$75.5

OTHER
Net income	$17.1	$13.2
Subtract:
Other income	—	(1.0)
Operating income	$17.1	$12.2
Add:
Depreciation	2.8	2.8
Adjusted EBITDA	$19.9	$15.0

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
DRILLSHIPS
Net income	$132.2	$95.4	$117.3	$79.6	$49.4
Add (subtract):
Other (income) expense	0.7	(1.7)	(0.3)	(1.5)	(6.2)
Operating income	$132.9	$93.7	$117.0	$78.1	$43.2
Add (subtract):
Depreciation	13.0	14.7	13.9	13.2	12.4
Other	—	—	—	(0.1)	—
Adjusted EBITDA (1)	$145.9	$108.4	$130.9	$91.2	$55.6

SEMISUBMERSIBLES
Net income (loss)	$(2.3)	$7.0	$9.5	$34.5	$14.7
Subtract:
Other income	—	—	—	(0.2)	(0.1)
Operating income (loss)	$(2.3)	$7.0	$9.5	$34.3	$14.6
Add:
Depreciation	1.2	1.3	0.9	0.9	0.8
Loss on impairment	7.8	—	—	—	—
Adjusted EBITDA (1)	$6.7	$8.3	$10.4	$35.2	$15.4

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
HARSH ENVIRONMENT JACKUPS
Net income	$31.6	$43.5	$24.8	$31.0	$0.4
Add (subtract):
Other (income) expense	(0.1)	(0.3)	0.2	(0.3)	(0.3)
Operating income	$31.5	$43.2	$25.0	$30.7	$0.1
Add:
Depreciation	7.1	6.8	6.4	5.6	5.3
Adjusted EBITDA (1)	$38.6	$50.0	$31.4	$36.3	$5.4

BENIGN ENVIRONMENT JACKUPS
Net income	$47.3	$16.9	$17.6	$19.2	$6.4
Subtract:
Gain on sale of property	(23.0)	—	—	—	—
Other income	(0.8)	(0.5)	(0.2)	(0.8)	(0.6)
Operating income	$23.5	$16.4	$17.4	$18.4	$5.8
Add:
Depreciation	3.1	3.1	2.6	2.9	2.8
Adjusted EBITDA (1)	$26.6	$19.5	$20.0	$21.3	$8.6

LEGACY JACKUPS
Net income	$2.8	$3.6	$3.3	$2.6	$2.0
Add (subtract):
Other (income) expense	—	—	(0.1)	—	0.1
Operating income	$2.8	$3.6	$3.2	$2.6	$2.1
Add:
Depreciation	2.5	2.4	2.4	2.4	2.3
Adjusted EBITDA (1)	$5.3	$6.0	$5.6	$5.0	$4.4

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Cash from Operating Activities to Adjusted Free Cash Flow

(In millions)	Three Months Ended
	Mar 31, 2025	Dec 31, 2024
Net cash provided by operating activities	$155.9	$124.6
Additions to property and equipment	(100.2)	(111.7)
Proceeds from disposition of assets	17.8	2.6
Adjusted Free Cash Flow	$73.5	$15.5